Exhibit 10(a)


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 11 to Registration Statement No. 033-66786 of Lincoln Benefit Life Variable Annuity Account of Lincoln Benefit Life Company on Form N-4 of our report dated February 19, 1999 relating to the consolidated financial statements and financial statement of Lincoln Benefit Life Company and our report dated March 19, 1999 relating to the financial statements of Lincoln Benefit Life Variable Annuity Account, contained in the Statement of Additional Information (which is incorporated by reference in the Prospectus of Lincoln Benefit Life Variable Annuity Account of Lincoln Benefit Life Company), which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



/s/ Deloitte & Touche, LLP
Chicago, Illinois
April 12, 1999